EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215185 and 333-217009 each on Form S-3 and Registration Statement Nos. 333-203721, 333-215184, 333-216032 and 333-217008 each on Form S-8 of our report dated July 27, 2017, relating to the consolidated financial statements of KalVista Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of KalVista Pharmaceuticals, Inc. for the year ended April 30, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 27, 2017